UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Zoom Video Communications, Inc.
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ZOOM VIDEO COMMUNICATIONS, INC.
55 ALMADEN BLVD., 6TH FLOOR
SAN JOSE, CALIFORNIA 95113
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON THURSDAY, JUNE 18, 2020
Dear Stockholders of Zoom Video Communications, Inc.:
We cordially invite you to attend the 2020 annual meeting of stockholders (the “Annual Meeting”) of Zoom Video Communications, Inc., a Delaware corporation, which will be held as a virtual meeting on Thursday, June 18, 2020 at 10:00 a.m. Pacific Time. You can attend the Annual Meeting via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ZM2020 where you will be able to view the meeting live, submit questions (before and during the meeting) and vote online.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.To elect the three nominees for Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
2.To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021; and
3.To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 20, 2020 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record on April 20, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about May 7, 2020, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares at the Annual Meeting.
We appreciate your continued support of Zoom.

By order of the Board of Directors,

/s/ Eric S. Yuan
Eric S. Yuan
President, Chief Executive Officer and Chairman of the Board
San Jose, California
May 7, 2020

i.

ZOOM VIDEO COMMUNICATIONS, INC.
PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 10:00 A.M. PACIFIC TIME ON THURSDAY, JUNE 18, 2020
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors (the “Board of Directors”) for use at the 2020 annual meeting of stockholders of Zoom Video Communications, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held as a virtual meeting on Thursday, June 18, 2020 at 10:00 a.m. Pacific Time via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ZM2020 where you will be able to listen to the meeting live, submit questions (before and during the meeting) and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about May 7, 2020 to all stockholders entitled to vote at the Annual Meeting.
A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 55 Almaden Blvd., 6th Floor, San Jose, California 95113. If you would like to view the stockholder list, please contact our Investor Relations department with an electronic mail message to investors@zoom.us or at 1-888-799-9666 to schedule an appointment or for alternative arrangements to the extent office access is impracticable due to the recent COVID-19 pandemic. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/ZM2020.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING AT THE ANNUAL MEETING
Why are you holding a virtual Annual Meeting?
Our Annual Meeting will be held solely in a virtual format, which will be conducted via a live video webcast and online stockholder tools. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting and as time permits.
What matters am I voting on?
You will be voting on:
•the election of the three nominees for Class I directors to serve until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified;
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•a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021; and
•any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•“FOR” the election of Peter Gassner, Lieut. Gen. H.R. McMaster and Eric S. Yuan as Class I directors; and
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021.
Who is entitled to vote?
Holders of either class of our common stock as of the close of business on April 20, 2020 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 167,556,598 shares of our Class A common stock outstanding and 114,398,145 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited.  Stockholders are not permitted to cumulate votes with respect to the election of directors. Our Class A common stock is referred to in this proxy statement as our common stock. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director. Withheld votes and broker non-votes will have no effect on the outcome of this proposal.
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•Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021, requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 17, 2020 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone until 11:59 p.m. Eastern Time on June 17, 2020 at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call);
•by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
•by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/ZM2020, where stockholders may vote and submit questions (before and during) the Annual Meeting (have your proxy card in hand when you visit the website).
Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet or by telephone;
•completing and returning a later-dated proxy card;
•notifying the Secretary of Zoom Video Communications, Inc., in writing, at Zoom Video Communications, Inc., 55 Almaden Blvd., 6th Floor, San Jose, California 95113; or
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•attending and voting at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
How do I attend the Annual Meeting?
You will be able to attend the virtual Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the virtual meeting by visiting www.virtualshareholdermeeting.com/ZM2020. To participate in the Annual Meeting online, you will need the control number included on your proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:55 a.m. Pacific Time and you should allow sufficient time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Eric S. Yuan, Kelly Steckelberg, and Aparna Bawa have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about May 7, 2020 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
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Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:
Zoom Video Communications, Inc.
Attention: Legal Department
55 Almaden Blvd., 6th Floor
San Jose, California 95113
Tel: 1-888-799-9666
Email: legal@zoom.us
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than January 7, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Zoom Video Communications, Inc.
Attention: Secretary
55 Almaden Blvd., 6th Floor
San Jose, California 95113
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors,
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or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:
•not earlier than February 18, 2021; and
•not later than the close of business on March 20, 2021.
In the event that we hold the 2021 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2021 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2021 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2021 annual meeting of stockholders is first made.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Availability of Bylaws
You may contact our Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of nine members. Eight of our directors are independent within the meaning of the listing standards of The Nasdaq Stock Market. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
The following table sets forth the names, ages as of May 7, 2020, and certain other information for each of the members of our Board of Directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our Board of Directors:

Directors with Terms Expiring at the Annual Meeting/Nominees	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Peter Gassner	I	55	Director	2015	2020	2023
Lieut. Gen. H.R. McMaster	I	57	Director	2020	2020	2023
Eric S. Yuan	I	50	President, Chief Executive Officer and Chairman of the Board	2011	2020	2023
Continuing Directors
Jonathan Chadwick(1)	II	54	Director	2017	2021	—
Kimberly L. Hammonds(3)	II	52	Director	2018	2021	—
Dan Scheinman(1)(2)(4)	II	57	Lead Independent Director	2013	2021	—
Carl M. Eschenbach(1)	III	53	Director	2016	2022	—
Santiago Subotovsky(2)(3)	III	42	Director	2014	2022	—
Bart Swanson(2)(3)	III	57	Director	2013	2022	—
_______________
(1)Member of our Audit Committee
(2)Member of our Compensation Committee
(3)Member of our Nominating and Corporate Governance Committee
(4)Lead Independent Director
Nominees for Director
Eric S. Yuan. Mr. Yuan is the founder of our company and has served as the Chairman of our board directors, President and Chief Executive Officer since June 2011. From May 2007 to June 2011, Mr. Yuan served as Corporate Vice President of Engineering at Cisco Systems, Inc., a multinational technology company. Mr. Yuan served in various roles, most recently as Vice President of Engineering, at WebEx Communications, Inc., an internet company, from August 1997 until its acquisition by Cisco Systems, Inc. in May 2007. Mr. Yuan holds a Bachelor’s degree in Applied Math from Shandong University of Science & Technology and a Master’s degree in engineering from China University of Mining & Technology.
Mr. Yuan was selected to serve on our board of directors because of the perspective and experience he brings as our founder, as well as his extensive experience with technology companies.
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Peter Gassner. Mr. Gassner has served as a member of our board of directors since October 2015. Since January 2007, Mr. Gassner has served as Chief Executive Officer and member of the board of directors of Veeva Systems Inc., a cloud computing company. Prior to that, from July 2003 to June 2005, Mr. Gassner served as Senior Vice President of Technology at salesforce.com, inc., a global leader in CRM. From January 1995 to June 2003, Mr. Gassner served as Chief Architect and General Manager of PeopleTools at PeopleSoft, Inc., a company providing human resources management systems acquired by Oracle. Mr. Gassner previously served on the board of directors of Guidewire Software, Inc., a software publisher. Mr. Gassner holds a B.S. in Computer Science from Oregon State University.
We believe Mr. Gassner is qualified to serve as a member of our board of directors because of his significant management experience in the technology industry and service on the boards of directors of various public companies.
Lieut. Gen. H.R. McMaster, U.S. Army, retired. General McMaster has served as a member of our board of directors since May 2020. Since September 2018, he has served at Stanford University as the Fouad and Michelle Ajami Senior Fellow at the Hoover Institution, the Susan and Bernard Liautaud Fellow at the Freeman Spogli Institute and as lecturer at the Graduate School of Business. He served as a commissioned officer in the United States Army for thirty-four years until his retirement in June 2018. From February 2017 to April 2018, McMaster was the 26th Assistant to the President for National Security Affairs. General McMaster holds a B.S. from the United States Military Academy at West Point and a M.A. and Ph.D. in History from the University of North Carolina at Chapel Hill.
We believe General McMaster is qualified to serve as a member of our board of directors because of his significant experience in leading large organizations, his knowledge of foreign affairs, and his expertise in strategic assessment and planning.
Continuing Directors
Jonathan Chadwick. Mr. Chadwick has served as a member of our board of directors since September 2017. Since April 2016, Mr. Chadwick has been a private investor. From November 2012 to April 2016, Mr. Chadwick served as Chief Financial Officer, Chief Operating Officer and Executive Vice President of VMware, Inc., a virtualization and cloud infrastructure solutions company. From March 2011 until October 2011, he served as the Chief Financial Officer of Skype Communication S.a.r.l., a voice over IP (VoIP) service company, and as a Corporate Vice President of Microsoft Corporation, a technology company, after its acquisition of Skype Communication S.a.r.l. from October 2011 until November 2012. From June 2010 until February 2011, Mr. Chadwick served as Executive Vice President and Chief Financial Officer of McAfee, Inc., a security software company, until its acquisition by Intel Corporation. From September 1997 until June 2010, Mr. Chadwick served in various executive roles at Cisco Systems, Inc. He also worked for Coopers & Lybrand, an accounting firm (now PricewaterhouseCoopers) in various roles in the United States and United Kingdom. He currently serves on the boards of directors of Elastic N.V., a search and data analysis company, ServiceNow, Inc., a cloud computing company, and various private companies. He previously served on the board of directors of Cognizant Technology Solutions Corporation, an IT business services provider, and F5 Networks, Inc., an application networking delivery company. Mr. Chadwick is a Chartered Accountant in England and holds a B.Sc. degree in Electrical and Electronic Engineering from the University of Bath.
We believe Mr. Chadwick is qualified to serve as a member of our board of directors because of his significant financial expertise as a Chief Financial Officer and service on the boards of directors of various public companies.
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Kimberly L. Hammonds. Kimberly Hammonds has served as a member of our board of directors since September 2018. Ms. Hammonds served as the Group Chief Operating Officer at Deutsche Bank AG, a global financial services company and as a member of the Deutsche Bank Management Board from November 2015 to May 2018. She joined Deutsche Bank as Chief Information Officer and Global Co-Head Technology and Operations in November 2013 from The Boeing Company, a global aerospace company. Ms. Hammonds joined The Boeing Company in 2008 and served in a number of capacities, including most recently as Chief Information Officer/Vice President, Global Infrastructure, Global Business Systems from January 2011 to November 2013. Ms. Hammonds joined The Boeing Company from Dell Incorporated, a technology company, where she led IT systems development for manufacturing operations in the Americas, and directed global IT reliability and factory systems since 2007. Ms. Hammonds currently serves on the boards of directors of Box, Inc., an enterprise cloud content and file sharing provider, and Tenable Holdings, Inc., a provider of cybersecurity solutions. Ms. Hammonds previously served on the boards of directors of Cloudera, Inc., a data management, machine learning and advance analytics platform provider, and Red Hat, a provider of open source solutions. Ms. Hammonds holds a B.S.E. from the University of Michigan at Ann Arbor and an MBA from Western Michigan University.
We believe Ms. Hammonds is qualified to serve as a member of our board of directors because of her significant market and financial expertise and service on the boards of directs of various public companies.
Dan Scheinman. Mr. Scheinman has served as a member of our board of directors since January 2013. Since April 2011, Mr. Scheinman has served as an angel investor. From January 1997 to April 2011, Mr. Scheinman served in various roles at Cisco Systems, Inc., most recently as Senior Vice President, Cisco Media Solutions Group. He currently serves on the boards of directors of Arista Networks, Inc., a cloud networking company, and several private companies. Mr. Scheinman holds a B.A. degree in Politics from Brandeis University and a J.D. from the Duke University School of Law.
We believe Mr. Scheinman is qualified to serve as a member of our board of directors because of his significant knowledge of our company and the technology industry.
Carl M. Eschenbach. Mr. Eschenbach has served as a member of our board of directors since November 2016. Since April 2016, Mr. Eschenbach has been a general partner at Sequoia Capital Operations, LLC, a venture capital firm. Prior to joining Sequoia Capital Operations, LLC, Mr. Eschenbach spent 14 years at VMware, Inc., most recently as its President and Chief Operating Officer, a role he held from December 2012 to March 2016. He served as VMware, Inc.’s Co-President and Chief Operating Officer from April 2012 to December 2012, as Co-President, Customer Operations from January 2011 to April 2012, and as Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Prior to joining VMware, Inc. in 2002, Mr. Eschenbach held various sales management positions with Inktomi Corporation, 3Com Corporation, Lucent Technologies Inc., and Dell EMC. He currently serves on the boards of directors of Palo Alto Networks, Inc., a global cybersecurity company, and Workday, Inc., a leading provider of enterprise cloud applications. Mr. Eschenbach is also a director of several private companies. Mr. Eschenbach received an electronics technician diploma from DeVry University.
We believe Mr. Eschenbach is qualified to serve as a member of our board of directors because of his significant expertise in the technology industry and service on the boards of directors of various public companies.
Santiago Subotovsky. Mr. Subotovsky has served as a member of our board of directors since December 2014. Mr. Subotovsky is a General Partner at Emergence Capital, a venture capital firm, and has been with the firm since 2010. In 1999, Mr. Subotovsky founded AXG Tecnonexo, an e-learning vendor in Latin America. Mr. Subotovsky currently serves on the boards of directors of several private companies. He holds a B.S. in Economics from Universidad de San Andrés in Argentina and an MBA from Harvard Business School. Mr. Subotovsky is an Endeavor Entrepreneur and Kauffman Fellow.
We believe Mr. Santiago is qualified to serve on our board of directors because of his experience in the venture capital industry and market knowledge and his experience serving as a director of various private companies.
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Bart Swanson. Mr. Swanson has served as a member of our board of directors since August 2013. Since March 2013, Mr. Swanson has served as an advisor at Horizons Ventures Limited, a venture capital firm. Previously, Mr. Swanson served as Chairman and President of Summly Ltd., a mobile news app acquired by Yahoo Inc., the Chief Operating Officer of Badoo Ltd., a social discovery network, the Managing Director and Vice President International at GSI Commerce, an e-commerce corporation acquired by eBay Inc., and a General Manager at Amazon.com, Inc., a multinational technology company. Mr. Swanson currently serves on the boards of directors of several private companies. Mr. Swanson previously served as a director of the Modern Times Group (MTG), a digital entertainment company. Mr. Swanson holds a B.A. in History and Political Science from the University of Southern California, an M.A. in International Studies from the University of Pennsylvania, and an MBA from The Wharton School of the University of Pennsylvania.
We believe Mr. Swanson is qualified to serve as a member of our board of directors because of his experience in the venture capital industry and market knowledge and his experience serving as a director of various private companies.
Director Independence
Our Class A common stock is listed on the Nasdaq Global Select Market. Under the listing standards of The Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of The Nasdaq Stock Market. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of The Nasdaq Stock Market.
Our Board of Directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our Board of Directors has determined that each of Ms. Hammonds, General McMaster, and Messrs. Chadwick, Eschenbach, Gassner, Scheinman, Subotovsky and Swanson do not have a material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship within the company) that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities, and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
Board Leadership Structure
Eric S. Yuan currently serves as both the Chairman of our Board of Directors and as our Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Yuan brings company-specific experience and expertise. As our founder, Mr. Yuan is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the structure of our Board of Directors and its committees provides effective independent oversight of management while Mr. Yuan’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.
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Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chairman of our Board of Directors is not an independent director, our independent directors will designate one of the independent directors to serve as Lead Independent Director. Because Mr. Yuan is our Chairman and Chief Executive Officer, our Board of Directors, including the independent directors, has appointed Dan Scheinman to serve as our Lead Independent Director. As Lead Independent Director, Mr. Scheinman presides over regularly scheduled executive sessions of our independent directors, coordinate activities of the independent directors, presides over any portions of meetings of our Board of Directors at which the performance of our Board of Directors is presented or discussed, and performs such additional duties as our Board of Directors otherwise determines and delegates.
Board and Stockholder Meetings and Committees
During our fiscal year ended January 31, 2020, our Board of Directors held ten meetings (including regularly scheduled and special meetings), and, except for Mr. Gassner, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.
We encourage our directors to attend our annual meeting of stockholders. We became a public company in April 2019 and did not have an annual meeting of our stockholders in 2019.
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.
Audit Committee
Our audit committee consists of Messrs. Chadwick, Eschenbach and Scheinman. Our board of directors has determined that each member of the audit committee satisfies the independence requirements under the listing standards of The Nasdaq Stock Market and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Mr. Chadwick. Our board of directors has determined that Mr. Chadwick is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of his employment.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions; and
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•pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.
Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our Audit Committee is available on our website at https://investors.zoom.us/corporate-governance. During our fiscal year ended January 31, 2020, our Audit Committee held nine meetings.
Compensation Committee
Our compensation committee consists of Messrs. Scheinman, Subotovsky and Swanson. The chair of our compensation committee is Mr. Scheinman. Our board of directors has determined that each member of the compensation committee is independent under the listing standards of The Nasdaq Stock Market, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our Compensation Committee is available on our website at https://investors.zoom.us/corporate-governance. During our fiscal year ended January 31, 2020, our Compensation Committee held six meetings.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Ms. Hammonds and Messrs. Subotovsky and Swanson. The chair of our nominating and corporate governance committee is Mr. Subotovsky. Our board of directors has determined that each member of the nominating and corporate governance committee is independent under the listing standards of The Nasdaq Stock Market.
Specific responsibilities of our nominating and corporate governance committee include:
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and related matters; and
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of The Nasdaq Stock Market. A copy of the charter of our Nominating and Corporate
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Governance Committee is available on our website at https://investors.zoom.us/corporate-governance. During our fiscal year ended January 31, 2020, our Nominating and Corporate Governance Committee held four meetings.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including director candidates nominated by stockholders, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. Nominees must also have the ability to offer advice and guidance to our Chief Executive Officer based on past experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board of Directors and committee responsibilities. Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.
Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that our Board of Directors should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or our Legal Department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
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Under our amended and restated bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Chief Legal Officer or our Legal Department at Zoom Video Communications, Inc., 55 Almaden Blvd., 6th Floor, San Jose, California 95113. To be timely for our 2021 annual meeting of stockholders, our Chief Legal Officer or Legal Department must receive the nomination no earlier than February 18, 2021 and no later than March 20, 2021.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Chief Legal Officer at Zoom Video Communications, Inc., 55 Almaden Blvd., 6th Floor, San Jose, California 95113. If an interested party wishes to contact the independent members of our Board of Directors, the interested party should address such communication to the attention of the Lead Independent Director at the address above. Our Chief Legal Officer, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at https://investors.zoom.us/corporate-governance. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.
Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cyber security, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of our senior management team at quarterly meetings of our Board of Directors, where, among other topics, they discuss strategy and risks facing the company, as well at such other times as they deem appropriate.
While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular
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basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies.
In connection with its reviews of the operations of our business, our Audit Committee and our Board of Directors address the primary risks associated with our business including, for example, strategic planning and cybersecurity. Our Board of Directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. In particular, our Board of Directors is committed to the identification, timely detection, protection against, appropriate response to, and mitigation of the effects of cybersecurity threats or incidents on Zoom. Our Audit Committee actively engages in such activities as (a) considering input from the Zoom cybersecurity team and others to better understand the threats to the security of Zoom's services and their impact on Zoom’s business, (b) evaluating methods for validating the effectiveness of Zoom’s cybersecurity efforts, and (c) engaging in cybersecurity education and training. Further, our Board of Directors has been monitoring the rapidly evolving COVID-19 pandemic, its potential effects on our business, its impact on the Company with respect to data security and privacy, and risk mitigation strategies.
At periodic meetings of our Board of Directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and compliance related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.
Prohibition on Hedging, Short Sales and Pledging
Our Board of Directors has adopted an insider trading policy, which prohibits hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, purchasing our Class A common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan. Further, our insider trading policy provides that our directors and executive officers may only trade in our securities through a 10b5-1 trading plan.
Environmental, Social, and Governance (“ESG”)
Caring for our community is a core value for Zoom and we are conscious of our impact on the environment and our social responsibility as members of the global community.
Our video-first, unified communications platform inherently reduces carbon emissions through travel reduction. This reduction in travel has downstream and upstream effects for us, our suppliers and vendors, our customers, and their vendors and customers. In fiscal year 2020, we proudly announced our top ten Green Leader customers, who were estimated to avoid the most carbon dioxide emissions by replacing in-person meetings with Zoom video meetings. In a 90-day period, the top ten customers were estimated to have avoided the equivalent of the annual carbon dioxide emissions of 149,000 cars.
Beyond reducing the carbon footprints, we are also committed to good governance for long-term sustainability. We are just getting started on our ESG efforts and we look forward to updating you on our progress.

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Non-Employee Director Compensation
Our Board of Directors adopted a Non-Employee Director Compensation Policy effective May 1, 2019 (the “Effective Date”) which provides for the following compensation to directors who are not also serving as an employee or consultant to us (each an “Eligible Director”):
Annual cash compensation
1.Annual Board Service Retainer:
a.All Eligible Directors: $30,000
b.Chairman or Lead Independent Director: $43,500 (in lieu of above)
2.Annual Committee Member Service Retainer:
a.Member of the Audit Committee: $10,000
b.Member of the Compensation Committee: $7,000
c.Member of the Nominating and Corporate Governance Committee: $3,500
3.Annual Committee Chair Service Retainer (in lieu of Committee Member Service Retainer):
a.Chairman of the Audit Committee: $20,000
b.Chairman of the Compensation Committee: $14,000
c.Chairman of the Nominating and Corporate Governance Committee: $7,000
Each Eligible Director will be eligible to receive the annual cash compensation amounts set forth above effective upon (i) such Eligible Director’s first election or appointment to the Board, in the case of an Eligible Director not serving on the Board as of the Effective Date; (ii) the Effective Date, in the case of an Eligible Director serving on the Board on the Effective Date who holds an unvested Company equity award on the Effective Date; or (iii) such Eligible Director’s first re-election to the Board after the Effective Date, in the case of an Eligible Director serving on the Board on the Effective Date who does not hold an unvested Company equity award on the Effective Date.
Equity Compensation
Initial Grant. Each new Eligible Director who joins the Board after the Effective Date will be granted a restricted stock unit award under our 2019 Equity Incentive Plan (the “2019 Plan”) with an aggregate grant date fair value equal to $450,000, provided that if the expected term of the director’s initial election or appointment to the Board (such period, the “initial term”) is less than three years, the $450,000 aggregate grant date fair value will be pro-rated by the percentage obtained by dividing the total number of expected calendar days in the director’s initial term by the total number of calendar days following the date of the Eligible Director’s initial election or appointment through and including the third anniversary of such date.
Interim Grant. For each Eligible Director serving on the Board as of the Effective Date who held an unvested equity award as of such date, on the date immediately following the final vesting date of each such award, the director will be granted an interim restricted stock unit award under the 2019 Plan. The interim grant will have an aggregate grant date fair value of $450,000 multiplied by the percentage obtained by dividing the total number of expected calendar days that remain in the director’s term (such period, the interim term) by the total number of calendar days following the final vesting date through and including the third anniversary of such date.
Refresher Grant. On the date of each of our annual meeting of stockholders, each Eligible Director who is (i) nominated to be re-elected to the Board to serve a three-year term (such period, the re-elected term), (ii) continues to serve as a non-employee member of the Board and (iii) does not hold any outstanding unvested equity award as of
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the date of such meeting, will be granted a restricted stock unit award with an aggregate grant date fair value of $450,000.
Vesting. All of the restricted stock unit awards granted under the policy will vest in substantially equal quarterly installments over the director’s expected applicable term (e.g., the initial term for the initial grant, the interim term for the interim grant and the re-elected term for the refresher grant), provided that if our annual meeting of stockholders at which the scheduled term ends occurs prior to the last vesting date, the award will become fully vested as of the day immediately preceding the annual meeting date, subject to the Eligible Director’s continuous service (as defined in the 2019 Plan) through each such applicable vesting date. All restricted stock unit awards granted pursuant to the policy will accelerate and vest in full upon (i) the Eligible Director’s death or disability (as defined in the 2019 Plan) or (ii) a change in control (as defined in the 2019 Plan), subject to the Eligible Director’s continuous service through such date.
Non-Employee Director Compensation for Fiscal Year 2020
The following table provides information regarding the total compensation that was earned by each of our non-employee directors in our fiscal year ended January 31, 2020.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Jonathan Chadwick(3)	$37,500	-	$37,500
Carl Eschenbach	-	-	-
Peter Gassner(4)	$22,500	$96,681	$118,181
Kimberly L. Hammonds(5)	$25,125	-	$25,125
Dan Scheinman(6)	$50,625	-	$50,625
Bart Swanson	-	-	-
Santiago Subotovsky	-	-	-
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(1)Amounts reported represent the aggregate grant date fair value of stock awards granted to our directors during the fiscal year ended January 31, 2020 under our 2019 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020. This amount does not reflect the actual economic value that may be realized by the non-employee director.
(2)As of January 31, 2020, only Mr. Chadwick, Mr. Gassner, Ms. Hammonds and Mr. Scheinman held shares underlying unvested equity awards.
(3)As of January 31, 2020, Mr. Chadwick held 400,000 restricted shares of our Class B common stock, acquired pursuant to his early exercise of a stock option granted in September 2017, of which 233,333 shares had vested as of January 31, 2020 and 166,667 shares remain subject to our repurchase right in accordance with the option’s vesting schedule. One forty-eighth of the shares subject to the option vested on October 6, 2017, and one forty-eighth of the total shares vest monthly thereafter, subject to Mr. Chadwick’s continued service to us through each such date. Upon a change in control (as defined in the 2011 Global Share Plan), the vesting of the shares shall accelerate in full.
(4)As of January 31, 2020, Mr. Gassner held a restricted stock unit award for 1,461 shares of our Class A common stock. One-third of the shares subject to the award shall vest on January 29, 2020, one-third of the shares subject to the award shall vest on April 29, 2020 and one-third of the shares subject to the award shall vest on June 17, 2020 (pursuant to our Non-Employee Director Compensation Policy). Upon a change in control (as defined in the 2019 Equity Incentive Plan), the vesting of the shares shall accelerate in full.
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(5)As of January 31, 2020, Ms. Hammonds held a stock option to purchase 150,000 shares of our Class B common stock with an exercise price per share of $3.77, which was granted in September 2018. The option vests in 48 equal monthly installments measured from September 12, 2018, subject to Ms. Hammonds’ continued service and acceleration upon a change in control (as defined in the 2011 Global Share Plan), and may be early exercised prior to vesting subject to our right to repurchase the shares that lapses in accordance with the option vesting schedule.
(6)As of January 31, 2020, Mr. Scheinman held a stock option to purchase 100,000 shares of our Class B common stock with an exercise price per share of $10.79, which was granted in November 2018. The option vests in 48 equal monthly installments measured from November 29, 2018, subject to Mr. Scheinman’s continued service and acceleration upon a change in control (as defined in the 2011 Global Share Plan), and may be early exercised prior to vesting subject to our right to repurchase the shares that lapses in accordance with the option vesting schedule.
Mr. Yuan, our Chief Executive Officer, is also a director but does not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for additional information about the compensation paid to Mr. Yuan.
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PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of nine members. In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved, Peter Gassner, Lieut. Gen. H.R. McMaster and Eric S. Yuan, as nominees for election as Class I directors at the Annual Meeting. If elected, each of General McMaster and Messrs. Gassner and Yuan will serve as Class I directors until our 2023 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “For” the election of General McMaster and Messrs. Gassner and Yuan. We expect that each of General McMaster and Messrs. Gassner and Yuan will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank or other nominee, your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.
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PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed KPMG LLP (“KPMG”), independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending January 31, 2021. During our fiscal year ended January 31, 2020, KPMG served as our independent registered public accounting firm.
Notwithstanding the appointment of KPMG and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Our Audit Committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of KPMG, our Board of Directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal years ended January 31, 2019 and 2020.

	Fiscal Year
	2020	2019
Audit Fees(1)	$1,445,000	$2,780,149
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,445,000	$2,780,149
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(1)Audit fees consist of professional services provided in connection with the audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements. The fees for fiscal year 2019 included services in connection with our initial public offering.
Auditor Independence
Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KPMG. Our Audit Committee has determined that the rendering of non-audit services by KPMG is compatible with maintaining the independence of KPMG.
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Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services rendered by KPMG for our fiscal years ended January 31, 2019 and 2020 were pre-approved by our Audit Committee.
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote “Against” the proposal and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP.
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REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of The Nasdaq Stock Market and rules and regulations of the Securities and Exchange Commission (“SEC”). The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the company’s website at https://investors.zoom.us/corporate-governance. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management and KPMG;
•discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and
•reviewed the written communication provided from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.
Based on the Audit Committee’s review and discussions with management and KPMG, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2020 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Jonathan Chadwick (Chair)
Carl M. Eschenbach
Dan Scheinman
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
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EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of March 31, 2020. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Eric S. Yuan	50	President, Chief Executive Officer and Chairman of the Board
Ryan Azus	45	Chief Revenue Officer
Aparna Bawa	42	Chief Legal Officer and Secretary
Janine Pelosi	37	Chief Marketing Officer
Kelly Steckelberg	52	Chief Financial Officer
Eric S. Yuan. Mr. Yuan is the founder of our company and has served as the Chairman of our board directors, President and Chief Executive Officer since June 2011. From May 2007 to June 2011, Mr. Yuan served as Corporate Vice President of Engineering at Cisco Systems, Inc., a multinational technology company. Mr. Yuan served in various roles, most recently as Vice President of Engineering, at WebEx Communications, Inc., an internet company, from August 1997 until its acquisition by Cisco Systems, Inc. in May 2007. Mr. Yuan holds a Bachelor’s degree in Applied Math from Shandong University of Science & Technology and a Master’s degree in engineering from China University of Mining & Technology.
Ryan Azus. Azus has served as our Chief Revenue Officer since August 2019. Prior to joining us, Mr. Azus was at RingCentral, Inc., a provider of global enterprise cloud communications and collaboration solutions from September 2009 to August 2019, where he served in various roles, most recently as Executive Vice President of Global Sales and Services. Prior to joining RingCentral, Mr. Azus worked in various positions at Cisco Webex, a division of Cisco Systems, Inc., a provider of video conferencing, online meetings, screen share, and webinars from March 2000 to June 2009. Mr. Azus holds a B.S. in Business Administration from California Polytechnic State University.
Aparna Bawa. Ms. Bawa has served as our Chief Legal Officer since August 2019, our General Counsel since September 2018 and as our Secretary since December 2018. Prior to joining us, Ms. Bawa served as Senior Vice President and General Counsel of Magento, Inc., an e-commerce platform company, from June 2017 until its acquisition by Adobe Inc. in June 2018. From November 2012 to May 2017, Ms. Bawa served as Vice President, General Counsel and Secretary of Nimble Storage, Inc., an enterprise flash storage company, which was acquired by Hewlett Packard Enterprise in April 2017. Ms. Bawa holds a B.Sc. in Accounting from Marquette University and a J.D. from Harvard Law School.
Janine Pelosi. Ms. Pelosi has served as our Chief Marketing Officer since March 2019. She previously served as our Head of Marketing and Online Business from November 2018 to March 2019. Prior to this, Ms. Pelosi served as our Head of Marketing from March 2015 to November 2018. From May 2007 to March 2015, Ms. Pelosi served in various marketing roles at Cisco Systems, Inc., most recently as Senior Manager of Marketing WebEx Online. Ms. Pelosi served in various roles at WebEx Communications, Inc., most recently as Online Marketing Manager, from June 2004 until its acquisition by Cisco Systems, Inc. in May 2007. Ms. Pelosi holds a B.S. degree in Business Administration and Marketing from San Jose State University.
Kelly Steckelberg. Ms. Steckelberg has served as our Chief Financial Officer since November 2017. Prior to joining us, Ms. Steckelberg served in various executive positions at Zoosk, Inc., an internet dating company, including Chief Executive Officer from December 2014 to June 2017, Chief Operating Officer from August 2012 to December 2014 and Chief Financial Officer from March 2011 to December 2014. From May 2007 to March 2011, Ms. Steckelberg worked at Cisco Systems, Inc., where her roles included Consumer Segment Finance Senior Director and divisional Chief Financial Officer for WebEx. Prior to joining Cisco Systems, Inc., Ms. Steckelberg served as Controller and Chief Accounting Officer at WebEx Communications, Inc., from May 2006 until its acquisition by Cisco Systems, Inc. in May 2007. Ms. Steckelberg holds a B.B.A. in Accounting and an MPA from the University of Texas at Austin.
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EXECUTIVE COMPENSATION
We became a public company in April 2019, and we are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), including certain executive compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, or IPO, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.
Executive Officers
For our fiscal year ended January 31, 2020, or fiscal year 2020, our named executive officers, which consisted of our Chief Executive Officer and the two most highly-compensated executive officers (other than the Chief Executive Officer), were:
•Eric S. Yuan, our President and Chief Executive Officer;
•Kelly Steckelberg, our Chief Financial Officer; and
•Ryan Azus, our Chief Revenue Officer.
Mr. Azus commenced employment with us on August 5, 2019.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is primarily responsible for establishing and reviewing our general compensation strategy. In addition, the Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During fiscal year 2020, our Compensation Committee retained Radford, a compensation consulting firm part of Aon plc, with compensation expertise relating to technology companies, to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. Radford was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive and fair. Radford does not provide any non-compensation related services to our company other than providing advice to the Compensation Committee on compensation practices for our employees and our non-employee directors.

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Summary Compensation Table for Fiscal Year 2020
The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal year ended January 31, 2020 and, with respect to Mr. Yuan, the fiscal year ended January 31, 2019. Ms. Steckelberg and Mr. Azus were not named executive officers for the fiscal year ended January 31, 2019.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Total ($)
Eric S. Yuan, President and Chief Executive Officer	2020	$300,000	—	—	—	$20,826	$320,826
	2019	$300,000	—	—	$4,374,307	—	$4,674,307
Kelly Steckelberg, Chief Financial Officer	2020	$356,250	—	—	—	$52,283	$408,533
Ryan Azus, Chief Revenue Officer	2020	$209,280	$12,952(3)	$28,122,500	—	$252,009	$28,596,741

_______________
(1)The amounts reported in this column represent the aggregate grant date fair value of stock options and stock awards granted in each respective fiscal year as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect to the actual value that will be realized by our named executive officers. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 9 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020.
(2)The amounts disclosed represent the applicable named executive officer’s total performance bonus earned for the fiscal year ended January 31, 2020, as further described below under “—Performance Bonus Opportunity.”
(3)Represents amounts paid as a non-recoverable draw on commission payments for the first three months of Mr. Azus' employment pursuant to the terms of his offer letter with us.
Base Salary
The compensation of our named executive officers is generally determined and approved by the compensation committee of our board of directors. The base salaries of each of our executive officers for the fiscal year ended January 31, 2020 are listed in the table below.

Name	Fiscal Year 2020 Annual Base Salary
Eric S. Yuan	$300,000
Kelly Steckelberg(1)	$375,000
Ryan Azus(2)	$425,000
(1) Ms. Steckelberg’s 2019 base salary rate was $300,000 until May 2019 when it was increased to $375,000.
(2) Mr. Azus’ base salary rate was effective as of his commencement of employment with us in August 2019.

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Performance Bonus Opportunity
In addition to base salaries, our named executive officers are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined performance goals and to reward our executives for individual achievement towards these goals. Except for Mr. Azus, the performance-based bonus each executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our board or compensation committee establishes and is paid under our officer incentive plan. Our corporate performance objectives for the fiscal year ended January 31, 2020 related to achievement of monthly recurring revenue targets and operating income targets. Mr. Azus is eligible to receive commission payments based on sales targets under our sales commission program.
For the fiscal year ended January 31, 2020, each of Mr. Yuan and Ms. Steckelberg was eligible to receive a bonus at an annual target of 8% of base salary. Prior to May 1, 2019, Ms. Steckelberg was eligible to receive a bonus at an annual target of 35% of her base salary and Mr. Yuan was not eligible for any bonus. Mr. Azus was eligible to receive a commission-based bonus at an annual target of 100% of his base salary, pro-rated for the period of time he was employed with us during the fiscal year ended January 31, 2020. During the first three months of Mr. Azus’ employment with us, he was entitled to receive the greater of his earned bonuses for such period or his pro-rated annual target bonus for such period.
Each of our named executive officers earned total bonuses for the fiscal year ended January 31, 2020 performance based on our achievement of the relevant performance targets and each executive’s target bonus. Mr. Azus’ earned bonus amount was pro-rated for the period of time he was employed during the fiscal year ended January 31, 2020. All bonuses for the fiscal year ended January 31, 2020 were paid in cash.
Equity Incentive Awards
In connection with Mr. Azus’ commencement of employment with us in August 2019, we granted him a new hire stock award consisting of restricted stock units to be issued 350,000 shares of our Class A common stock. The restricted stock units vest over a four year period subject to Mr. Azus’ continued service with us, subject to “double trigger” acceleration as described below under “—Potential Payments Upon Termination or Change in Control.” We did not grant Mr. Yuan or Ms. Steckelberg equity awards during the fiscal year ended January 31, 2020.
Employment, Severance and Change in Control Agreements
Eric S. Yuan. In December 2018, we entered into a confirmatory offer letter with Mr. Yuan. The confirmatory offer letter has no specific term, provides for at-will employment and reflects Mr. Yuan’s current annual base salary of $300,000 and “double trigger” severance benefits upon an involuntary termination in connection with a change in control, as described below under “—Potential Payments upon Termination or Change in Control.” Mr. Yuan is also eligible to receive a target bonus of up to 8% of his base salary.
Kelly Steckelberg. In December 2018, we entered into a confirmatory offer letter with Ms. Steckelberg. The confirmatory offer letter has no specific term, provides for at-will employment and “double trigger” severance benefits upon an involuntary termination in connection with a change in control, as described below under “—Potential Payments upon Termination or Change in Control.” Ms. Steckelberg’s current base salary is $375,000 and she is eligible to receive a target bonus of up to 8% of her base salary.
Ryan Azus. We entered into an offer letter with Mr. Azus in June 2019. The offer letter has no specific term, provides for at-will employment and reflects Mr. Azus’ current annual base salary of $425,000 and “double trigger” severance benefits upon an involuntary termination in connection with a change in control, as described below under “—Potential Payments upon Termination or Change in Control.” Mr. Azus is also eligible to receive incentive compensation at a target of up to 100% of his base salary pursuant to the terms of a sales commission plan.
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Potential Payments upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation.
Each of our named executive officers is eligible for severance benefits in the form of a payment equal to six months of base salary, accelerated vesting of all outstanding equity awards and payment of up to six months of COBRA premiums, upon an involuntary termination within the 12 months following a change in control (as defined in the offer letter), pursuant to the offer letters described above under “—Employment, Severance and Change in Control Agreements.” An involuntary termination for purposes of the severance benefits generally means a termination by us other than for death, disability or cause (as defined in the offer letter) or a resignation for good reason (as defined in the offer letter).
In addition, each of our named executive officers’ stock options are subject to the terms of our 2011 Global Share Plan (the “2011 Plan”) and form of share option agreement thereunder and Mr. Azus’ restricted stock units are subject to the terms of the 2019 Plan and form of restricted stock unit agreement thereunder. A description of the termination and change in control provisions in the 2011 Plan and 2019 Plan and awards granted thereunder is provided below under “—Equity Incentive Plans.”
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth the outstanding and exercisable and unexercisable stock options and unvested restricted stock unit awards held by our named executive officers as of January 31, 2020. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by $76.30, which was the closing market price of our common stock on January 31, 2020.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price Per Share(1)	Option Expiration Date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested
Eric S. Yuan	09/24/2018(2)	55,250	77,335	$4.15	09/24/2023	—	—
	09/24/2018(3)	367,415	—	$3.77	09/24/2028	—	—
Kelly Steckelberg	09/24/2018(4)	100,000	—	$3.77	09/24/2028	—	—
	01/06/2018(5)	984,380	—	$1.31	01/06/2028	—	—
Ryan Azus	—	—	—	—	—	350,000(6)	$26,705,000
_______________
(1)All of the options were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our board of directors or compensation committee, except that Mr. Yuan’s stock option covering 132,585 shares was granted with an exercise price per share equal to 110% of the fair market value of one share of our common stock on the date of grant in order to comply with tax rules governing options intended to be “incentive stock options.”
(2)The shares subject to the option vest in monthly installments, subject to Mr. Yuan’s continuous service with us as of each such vesting date as follows: approximately 8,840 shares vested on October 24, 2018 and approximately 8,840 shares vested on the 24th day of each month thereafter through and including December 24, 2018, approximately 2,210 shares vested on January 24, 2019 and approximately 2,210 shares vest on the 24th day of each month thereafter through and including December 24, 2021 and approximately 2,945 shares vest on the 24th day of each month thereafter through and including September 24, 2022.
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(3)The shares subject to the option vest in monthly installments, subject to Mr. Yuan’s continuous service with us as of each such vesting date as follows: approximately 1,577 shares vested on October 24, 2018 and approximately 1,577 vested on the 24th day of each month thereafter through and including December 24, 2018, approximately 8,207 shares vested on January 24, 2019 and approximately 8,207 shares vest on the 24th day of each month thereafter through and including December 24, 2021 and approximately 7,472 shares vest on the 24th day of each month thereafter through and including September 24, 2022. This option was amended by our compensation committee in October 2018 to permit early exercise so that all shares are exercisable prior to vesting, subject to our right to repurchase such shares, lapsing over time in accordance with the vesting schedule of the stock option.
(4)The shares subject to the option vest in 48 equal monthly installments measured from September 24, 2018, subject to Ms. Steckelberg’s continuous service with us as of each such vesting date.
(5)One-fourth of the shares subject to the option vested on January 6, 2019 and the remaining shares subject to the option vest in 36 equal monthly installments measured from January 6, 2019, subject to Ms. Steckelberg’s continuous service with us as of each such vesting date.
(6)One-fourth of the shares subject to the award will vest on September 10, 2020 and the remaining shares subject to the option vest in 12 equal quarterly installments measured from September 10, 2020, subject to Mr. Azus’ continuous service with us as of each such vesting date.
Other Compensation and Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers.
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended January 31, 2020.

Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act.

Additionally, we voluntarily adopted an incentive compensation recoupment, or “clawback”, policy that became effective in connection with our initial public offering in 2019, ahead of final guidance by the SEC regarding the claw back rules that will be required under the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under our clawback policy, if an officer’s misconduct contributed to our having to prepare an accounting restatement to correct an error material to our previously issued financial statements, we may seek to recover incentive compensation (which may include cash bonus or incentive compensation, certain outstanding equity awards or severance or change in control compensation) that was granted, vested or paid during the 12 month period preceding the restatement obligation as noted above. Our board of directors has the authority and discretion to
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determine whether an event covered by our clawback policy has occurred and, depending on the facts and circumstances, may (but need not) require full or partial forfeiture and/or prepayment of the incentive compensation described above. Additionally, we intend to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and will modify our clawback policy to the extent required by law as soon as, and to the extent that, the requirements of such clawbacks are finalized by the SEC.

Equity Plans

2019 Equity Incentive Plan

General. We currently grant equity awards under our 2019 Plan, which was approved by our board of directors and stockholders prior to our initial public offering and became effective in connection with our initial public offering in April 2019. Our 2019 Plan is a successor to and continuation of our 2011 Plan, described below, and provides for the grant of ISOs to employees, including employees of any parent or subsidiary, and for the grant of NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Our board of directors, or a duly authorized committee of our board of directors, administers our 2019 Plan and is referred to as the “plan administrator” herein. Under our 2019 Plan, our board of directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award. The board of directors also generally has the authority to effect, with the consent of any materially adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options. Stock options are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2019 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Class A common stock on the date of grant. Options granted under the 2019 Plan vest at the rate determined by the plan administrator and can have a term up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months (in the case of death) or 12 months (in the case of disability) following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Corporate Transactions. The following applies to stock awards under the 2019 Plan in the event of a corporate transaction (as defined in the 2019 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

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In the event of a corporate transaction, any stock awards outstanding under the 2019 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (i) the per share amount payable to holders of Class A common stock in connection with the corporate transaction, over (ii) any per share exercise price payable by such holder provided in the stock award, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Class A common stock.

Awards granted under the 2019 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control (as defined in the 2019 Plan) as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur.

Fourth Amended and Restated 2011 Global Share Plan

General. Our 2011 Plan was approved by our board of directors and stockholders and originally became effective in 2011. We granted stock options and restricted shares under our 2011 Plan prior to our initial public offering and upon the effectiveness of our 2019 Plan, we can no longer grant awards under our 2011 Plan.
Our board of directors administers and interprets the provisions of the 2011 Plan. The board of directors may delegate its authority to a committee of the board and has delegated authority to the compensation committee of the board, referred to as the “plan administrator.” Under our 2011 Plan, the plan administrator has the authority to, among other things, determine award recipients, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of their exercisability and the vesting schedule applicable to a stock award, construe and interpret the 2011 Plan and awards granted thereunder, prescribe, amend and rescind rules and regulations for the administration of the 2011 Plan, and accelerate the vesting of awards. In addition, the plan administrator also has the authority, without stockholder consent, to institute and determine the terms of an exchange program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise or purchase prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the plan administrator and/or (iii) the exercise or purchase price of an outstanding award is reduced or increased.

Stock Options. Stock options are granted under share option agreements and option rules adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2011 Plan, provided that the exercise price of a stock option generally will not be less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value for 10% stockholders as required by the Code). Options granted under the 2011 Plan vest at the rate determined by the plan administrator and can have a term up to a maximum of 10 years (or five years for 10% stockholders as required by
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the Code). If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability or death, the optionholder may generally exercise any vested options for a period of up to 30 days following the cessation of service, or such other period of time set forth in the share option agreement. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, the executors or administrators of the optionholder’s estate or any person who has acquired the option from the optionholder by beneficiary designation, bequest or inheritance may generally exercise any vested options for a period of up to six months following the date of death, or such other period of time set forth in the share option agreement. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of up to six months following the cessation of service, or such other period of time set forth in the share option agreement. In no event may an option be exercised beyond the expiration of its term.

Restricted Shares. Restricted shares may be awarded in consideration for cash or cash equivalents or another form of consideration, including past services, as determined by our plan administrator. Restricted shares may also be issued upon an optionholder’s exercise of an unvested option, or an “early exercise.” The plan administrator determines the terms and conditions of restricted shares, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of Class B common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right. Restricted shares acquired upon early exercise of a stock option are generally subject to our right to repurchase such shares upon the holder’s termination of service with us for any reason, at the lesser of the price paid for such shares or the then-current fair market value.

Corporate Transactions. In the event of a merger or a change in control, each outstanding award will be treated as the plan administrator determines, which may include, without limitation, a determination that:

•awards will be assumed or substituted by the acquiring or succeeding corporation with appropriate adjustments;

•upon written notice to the participant, the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control;

•outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon consummation of such merger or change in control and, to the extent the plan administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control;

•an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction or an award will be replaced with other rights or property selected by the plan administrator in its sole discretion; or

•any combination of the foregoing.

The plan administrator is not obligated to treat all awards similarly.

In the event that the successor corporation in a merger or change in control does not assume or substitute an award, the award will fully vest and become exercisable and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. If the award is an option, it will be exercisable for a period of time determined by the plan administrator and will terminate upon the expiration of such period.

In addition to the above, the plan administrator may provide, in an award agreement or in any other written agreement between the participant and the Company, for accelerated vesting and exercisability in the event of a change in control or similar transaction.

31.

2019 Employee Stock Purchase Plan

General. Our board of directors adopted, and our stockholders approved, our ESPP and the ESPP became effective in connection with our initial public offering in April 2019. The ESPP includes two components. One component is designed to allow eligible U.S. employees to purchase our common stock in a manner that may qualify for favorable tax treatment under Section 423 of the Code. In addition, purchase rights may be granted under a component that does not qualify for such favorable tax treatment because of deviations necessary to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. while complying with applicable foreign laws. Our board of directors administers the ESPP and may delegate its authority to administer the ESPP to our compensation committee. The ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our Class A common stock on specified dates during such offerings. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our Class A common stock will be purchased for employees participating in the offering. An offering under the ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 20% of their earnings (as defined in the ESPP) for the purchase of our Class A common stock under the ESPP. Unless otherwise determined by our board of directors, Class A common stock will be purchased for the accounts of employees participating in the ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our Class A common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our Class A common stock on the date of purchase.

Corporate Transactions. In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our Class A common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately after such purchase.
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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes our equity compensation plan information as of January 31, 2020. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	Class A(2)	2,372,852	$68.45	42,114,319
	Class B(3)	16,433,359	$4.20	—
Equity compensation plans not approved by security holders		—	—	—
TOTAL	Class A and Class B	18,806,211
________________
(1)The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.
(2)Includes the following plans: The 2019 Plan and the 2019 Employee Stock Purchase Plan (“ESPP”). Our 2019 Plan provides that on February 1 of each calendar year, starting on February 1, 2020 through February 1, 2029, the number of shares of Class A common reserved for issuance thereunder is automatically increased by a number equal to (i) 5% of the total number of shares of our common stock (both Class A and Class B) outstanding on January 31 of the fiscal year before the date of such automatic increase, or (ii) a lesser number of shares determined by our Board prior to the applicable February 1. Our ESPP provides that on February 1 of each calendar year, starting on February 1, 2020 through February 1, 2029, the number of shares of Class A common reserved for issuance thereunder is automatically increased by a number equal to the lesser of (i)  1% of the total number of shares of our common stock (both Class A and Class B) outstanding on January 31 of the fiscal year before the date of such automatic increase, and (ii) 7,500,000 shares; provided that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). On February 1, 2020, the number of shares of Class A common stock available for issuance under our 2019 Plan and our ESPP increased by 13,936,393 shares and 2,787,278 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)Includes the following plan: Fourth Amended and Restated 2011 Global Share Plan.
33.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of our capital stock as of March 31, 2020, for:
•each of our named executive officers;
•each of our directors;
•all of our executive officers and directors as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A or Class B common stock
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our capital stock on 165,905,440 shares of our Class A common stock and 115,497,986 shares of our Class B common stock outstanding on March 31, 2020. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2020 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Zoom Video Communications, Inc., 55 Almaden Boulevard, 6th Floor, San Jose, California 95113.
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	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power†
5% Stockholders
Entities affiliated with Emergence Capital Partners (1)	—	—%	17,988,825	15.6%	13.6%
Bucantini Enterprises Limited (2)	350,000	*	14,208,398	12.3%	10.8%
Puccini World Limited (3)	104,179	*	9,406,815	8.1%	7.1%
Digital Mobile Venture Ltd. (4)	—	—%	7,673,357	6.6%	5.8%
Hillhouse Capital Management, Ltd. (5)	10,945,593	6.6%	—	—	*
Directors and Named Executive Officers
Eric S. Yuan(6)	—	—%	45,529,724	39.3%	34.4%
Jonathan Chadwick(7)	—	—%	290,000	*	*
Carl Eschenbach(8)	380,967	*	—	—	*
Peter Gassner(9)	487	*	1,202,720	1.0%	*
Kimberly L. Hammonds (10)	—	—%	96,875	*	*
Lieut. Gen. H.R. McMaster(11)	—	—%	—	—	—
Dan Scheinman(12)	—	—%	2,846,372	2.5%	2.2%
Santiago Subotovsky (13)	143,462	*	17,988,825	15.6%	13.6%
Bart Swanson(14)	—	—%	85,908	*	*
Ryan Azus	—	—%	—	—	—
Kelly Steckelberg (15)	27,912	*	1,084,380	*	*
All directors and executive officers as a group (13 persons) (16)	832,547	*	67,412,044	59.0%	51.8%
________________
*Represents beneficial ownership of less than 1%.
†Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of Class A common stock is entitled to one vote per share, and each share of Class B common stock is entitled to 10 votes per share. The Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances described in “Description of Capital Stock—Class A Common Stock and Class B Common Stock—Voting Rights.”
(1)Information regarding the entities affiliated with Emergence Capital Partners is based solely upon Schedule 13G filed by entities affiliated with Emergence Capital Partners with the SEC on January 30, 2020 (the “Emergence 13G”), as supplemented by Forms 4 filed by the Emergence Entities (as defined below) with the SEC through March 16, 2020 (together with the Emergence 13G, the “Emergence Ownership Information”). The Emergence Ownership Information provides that as of March 16, 2020, (i) 16,035,668 shares of Class B common stock were held of record by Emergence Capital Partners III, L.P. (“Emergence”) and (ii) 1,953,157 shares of Class B common stock were held of record by EZP Opportunity, L.P. (“EZP” and together with Emergence, the “Emergence Entities”). Emergence GP Partners, LLC (“EGP)” is the sole general partner of Emergence Equity Partners III, L.P. (“EEP III”), which is the sole general partner of Emergence and EZP. Mr. Subotovsky, one of our directors, is a member of EEP III and shares voting and investment control with respect to the shares held by the Emergence Entities. The address for Emergence and EZP is 160 Bovet Road, Suite 300, San Mateo, California 94402.
(2)Information regarding Bucantini Enterprises Limited (“Bucantini”) is based solely upon Schedule 13G filed by Bucantini with the SEC on February 13, 2020. This Schedule 13G provides that as of December 31, 2019, 14,208,398 shares of Class B common stock were held of record by Bucantini. Bucantini is wholly owned by Prime Doyen Limited, which is wholly owned by Mayspin Management Limited (“Mayspin”). Mayspin is
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wholly owned by Mr. Li Ka-shing. The address for Bucantini is c/o 7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.
(3)Information regarding Puccini World Limited (“Puccini”) is based solely upon Schedule 13G filed by Puccini with the SEC on February 13, 2020. This Schedule 13G provides that as of December 31, 2019, 9,406,815 shares of Class B common stock held of record by Puccini World Limited. Chau Hoi Shuen Solina Holly is the sole shareholder of Puccini. The address for Puccini World Limited is c/o Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.
(4)Consists of 7,673,357 shares of Class B common stock held of record by Digital Mobile Venture Ltd. Samuel Chen, a former member of our board of directors, is a director and stockholder of Digital Mobile Venture Ltd., and as such, is deemed to have beneficial ownership of shares held by Digital Mobile Venture Ltd. The address for this entity is 5F, No. 550, Ruei Guang Road, Taipei F5, Taiwan.
(5)Information regarding Hillhouse Capital Management, Ltd. (“Hillhouse”) is based solely upon Schedule 13G filed by Hillhouse with the SEC on February 14, 2020. This Schedule 13G provides that as of December 31, 2019, 10,945,593 shares of Class A common stock held of record by Hillhouse. The address for Hillhouse is c/o DMS House, 20 Genesis Close, PO Box 2587, George Town, Grand Cayman E9 KY1-1103.
(6)Consists of (i) 25,098,219 shares of Class B common stock held of record by Mr. Yuan, (ii) 9,108,250 shares of Class B common stock held of record by Zheng Yuan and Hongyu Zhang, cotrustees of the Zheng Yuan 2019 Grantor Retained Annuity Trust, for which Mr. Yuan and his spouse serve as cotrustees, (iii) 9,108,250 shares of Class B common stock held of record by Zheng Yuan and Hongyu Zhang, cotrustees of the Hongyu Zhang 2019 Grantor Retained Annuity Trust, for which Mr. Yuan and his spouse serve as cotrustees, (iv) 1,783,500 shares of Class B common stock held by Zheng Yuan and Hongyu Zhang, cotrustees of the Zheng Yuan & Hongyu Zhang Trust Under Agreement 4/30/2018, the 2018 Yuan and Zhang Revocable Trust, for which Mr. Yuan and his spouse serve as cotrustees, and (v) 431,505 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 187,500 shares of Class B common stock are vested as of such date.
(7)Consists of (i) 290,000 shares of Class B common stock held of record by Mr. Chadwick, of which 150,000 shares of Class B common stock are subject to repurchase by us at the original issue price as of March 31, 2020.
(8)Consists of 380,967 shares of Class A common stock held of record by Carl Eschenbach and Ana Eschenbach Trustees Under Agreement 4/15/2014, the Eschenbach Family Trust as of March 31, 2020.
(9)Consists of 487 shares of Class A common stock and 1,202,720 shares of Class B common stock held of record by Mr. Gassner as of March 31, 2020.
(10)Consists of 96,875 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 56,250 shares of Class B common stock are vested as of such date.
(11)General McMaster joined our Board on May 6, 2020.
(12)Consists of (i) 1,056,960 shares of Class B common stock held of record by Dan & Zoe Scheinman Trust Dated 2/23/01, for which Mr. Scheinman serves as trustee, (ii) 1,689,412 shares of Class B common stock held of record by The 2017 Scheinman Irrevocable Trust, for which Mr. Scheinman serves as trustee and (iii) 100,000 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 33,333 shares of Class B common stock are vested as of such date.
(13)Consists of 143,462 shares of Class A common stock held of record by Mr. Subotovsky and the shares of Class B common stock listed in footnote 1 above. Mr. Subotovsky is a member of EEP III and shares voting and investment control with respect to the shares held by the Emergence Entities.
(14)Consists of 85,908 shares of Class B common stock held of record by Mr. Swanson.
(15)Consists of 27,912 shares of Class A common stock held of record by Kelly Steckelberg Trust dated 7/29/2006 and 1,084,380 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020 held by Ms. Steckelberg, of which 772,500 shares of Class B common stock are vested as of such date.
(16)Consists of (i) 67,412,044 shares of Class B common stock beneficially owned by our current executive officers and directors, of which 375,000 shares of Class B common stock may be repurchased by us at the original purchase price as of March 31, 2020, and (ii) 1,799,650 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2020, of which 1,298,578 shares of Class B common stock are vested as of such date.
36.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
We currently have a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not considered related person transactions under this policy. A transaction, arrangement or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee for review, consideration and approval or ratification. The presentation must include a description of, among other things: all of the parties to the transaction; the material facts of the proposed transaction; the interests, direct and indirect, of the related persons; the purpose of the transaction; the benefits to us of the transaction; whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally; and management’s recommendation with respect to the proposed transaction. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
Certain Related Person Transactions
The following is a summary of transactions since February 1, 2019, to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Director Compensation—Non-Employee Director Compensation.”
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement which provides, among other things, that certain holders of our capital stock, including Eric S. Yuan, Bucantini Enterprises Limited, entities affiliated with Emergence Capital and entities affiliated with Sequoia Capital, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.
Transactions with Veeva Systems, Inc.
In September 2016, we entered into a service agreement with Veeva Systems Inc. ("Veeva"), a cloud-based business solutions company. The chief executive officer of Veeva serves as one of our directors. Revenue recognized from Veeva was $1.3 million for the fiscal year ended January 31, 2020.
37.

Indemnification Agreements
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to the corporation or its stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit.
This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation provides that we are authorized to indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we are required to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Our amended and restated bylaws also provide our board of directors with discretion to indemnify our other officers and employees when determined appropriate by our board of directors. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses (including, among other things, attorneys’ fees), judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

38.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended January 31, 2020, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of Roy Benhorin who failed to timely report the acquisition of an award of Restricted Stock Units.
Fiscal Year 2020 Annual Report and SEC Filings
Our financial statements for our fiscal year ended January 31, 2020 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at investors.zoom.us and are available from the SEC at its website at www.sec.gov.
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2020 is available without charge upon written request to Zoom Video Communications, Inc., Attention: Investor Relations, 55 Almaden Blvd., 6th Floor, San Jose, California 95113 or via email to investors@zoom.us.

* * *
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Jose, California
May 7, 2020

39.

ZOOM VIDEO COMMUNICATIONS, INC.
55 ALMADEN BOULEVARD
SUITE 600
SAN JOSE, CA 95113

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/17/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ZM2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/17/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of three Class I directors to serve until our 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Peter Gassner   02) Eric S. Yuan   03) Lt. Gen. H.R. McMaster

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000468538_1   R1.0.1.18

40.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

ZOOM VIDEO COMMUNICATIONS, INC.
Annual Meeting of Stockholders
June 18, 2020 10:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Eric S. Yuan, Kelly Steckelberg and Aparna Bawa, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZOOM VIDEO COMMUNICATIONS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 18, 2020 via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ZM2020, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000468538_2 R1.0.1.18

Continued and to be signed on reverse side

41.